SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2020

OTELCO INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock ($0.01 par value per share)	OTEL	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On July 26, 2020, Otelco Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Future Fiber FinCo, Inc., a Delaware corporation (“Parent”), and Olympus Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Parent. Capitalized terms used herein but not otherwise defined have the meaning ascribed to such terms in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, each share of Class A Common Stock outstanding as of immediately prior to the Effective Time (other than (1) Owned Company Shares or (2) Dissenting Company Shares) will automatically be cancelled, extinguished and converted into the right to receive cash in an amount equal to $11.75, without interest thereon (the “Per Share Price”).

The Merger Agreement provides that, at the Effective Time, (1) each Company RSU outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (a) the amount of the Per Share Price multiplied by (b) the total number of shares of Class A Common Stock subject to such Company RSU (the “Company RSU Consideration”), and (2) each Company Option outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (a) the amount of the Per Share Price (less the exercise price per share attributable to such Company Option) multiplied by (b) the total number of shares of Class A Common Stock issuable upon exercise in full of such Company Option (with Company Options whose exercise price is equal to or greater than the Per Share Price being cancelled for no consideration) (the “Option Consideration”).

The Company has made customary representations and warranties to Parent and Merger Sub in the Merger Agreement. In the Merger Agreement, the Company has also agreed to customary covenants, including, among other things, covenants regarding: (i) the conduct of the business of the Company and its subsidiaries prior to the consummation of the Merger, (ii) the use of the Company’s reasonable best efforts to cause the Merger to be consummated, and (iii) the calling and holding of a meeting of the holders of the Class A Common Stock for the purpose of adopting the Merger Agreement.

The Merger Agreement also provides for a “go-shop” period beginning on the date of the Merger Agreement and continuing until 12:01 a.m. (New York time) on August 25, 2020 (such date, the “No-Shop Period Start Date”), giving the Company the right, subject to certain conditions as are set forth in the Merger Agreement, to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals. From the No-Shop Period Start Date until the earlier of the valid termination of the Merger Agreement pursuant to its terms and the Effective Time (the “No Shop Period”), the Company will be subject to “no-shop” restrictions on its ability to engage in such actions, subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances and until the Requisite Stockholder Approval is obtained, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that (1) such alternative acquisition proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and (2) the failure to take the foregoing actions with respect to such acquisition proposal would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable law. However, with respect to an Excluded Party, the No Shop Period will start from 12:01 a.m. on September 9, 2020 (the “Cut-Off Date”), or the 15th day after the No-Shop Period Start Date. An “Excluded Party” means any third party that has submitted a written alternative acquisition proposal on or after the date of the Merger Agreement and prior to the No-Shop Period Start Date, with certain exceptions, that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes or would be reasonably likely to lead to a Superior Proposal.

The consummation of the Merger is subject to certain customary conditions, including, but not limited to, the (1) the adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Class A Common Stock entitled to vote on the Merger, (2) absence of any Law or injunction (whether temporary, preliminary or permanent) enacted or issued by any Governmental Authority of competent jurisdiction prohibiting or otherwise making illegal the consummation of the Merger, (3) accuracy of representations and warranties, subject to specified materiality thresholds, (4) compliance with covenants, obligations and conditions in the Merger Agreement in all material respects, and (5) the absence of a material adverse effect on the Company.

The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a Superior Proposal, subject to specified conditions and limitations, and provides that, upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee of (1) $1,826,623, if the Merger Agreement is terminated in connection with a definitive alternative acquisition agreement entered into with an Excluded Party on or prior to the Cut-Off Date, or (2) $2,232,539, if the Merger Agreement is terminated in certain other circumstances. Upon termination of the Merger Agreement by the Company or Parent under specified conditions, Parent will be required to pay the Company a termination fee of $3,450,288. In addition, subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the Merger is not consummated by 11:59 p.m. (New York time) on April 26, 2021 (the “Termination Date”), provided that, if as of such date, all closing conditions (other than certain closing conditions relating to regulatory approvals) have been satisfied or waived, the Termination Date may be extended on one occasion at the option of either party for an additional 90 days.

Parent has obtained debt and equity financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Per Share Price, the aggregate Company RSU Consideration and the aggregate Option Consideration and all related fees and expenses required to be paid in connection with the Merger, each subject to certain terms and conditions.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety. The representations, warranties, covenants and agreements of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties, covenants and agreements (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) certain matters disclosed in certain of the Company’s Securities and Exchange Commission filings and (b) confidential disclosures made in the disclosure letter delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included as an exhibit to this Current Report on Form 8-K only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreement

In connection with the Company entering into the Merger Agreement, on July 26, 2020, Ira Sochet, Ira Sochet IRA Account, Ira Sochet Trust, and Sochet & Company, Inc. (which collectively hold approximately 49.6% of the total issued and outstanding shares of Class A Common Stock as of July 26, 2020) entered into a voting agreement with Parent (the “Voting Agreement”) pursuant to which they have committed to vote their respective shares of Class A Common Stock in favor of, and to take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger. The Voting Agreement will terminate upon the earliest to occur of (1) the consummation of the Merger, (2) the termination of the Merger Agreement in accordance with its terms, and (3) certain other circumstances related to the modification, waiver, change or amendment of the Merger Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 8.01.	Other Events.

On July 27, 2020, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of July 26, 2020, by and among Future Fiber FinCo, Inc., Olympus Merger Sub, Inc. and Otelco Inc.

99.1	Voting Agreement, dated as of July 26, 2020, by and among Future Fiber FinCo, Inc. and each person identified on Schedule I thereto

99.2	Press Release, dated as of July 27, 2020

* Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule will be furnished to the United States Securities and Exchange Commission upon request.

FORWARD LOOKING STATEMENTS

Statements in this Current Report on Form 8-K that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors related to the timing of the acquisition or results of the Company that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties, including but not limited to shareholder approval, regulatory approval and other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

ADDITIONAL INFORMATION ABOUT THE PROPOSED ACQUISITION AND WHERE TO FIND IT

In connection with the proposed Merger, the Company plans to file with the SEC and mail to its shareholders a Proxy Statement and other relevant materials. The Proxy Statement will contain important information about the Company, the acquirer, the proposed acquisition and related matters. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE AND THE OTHER RELEVANT MATERIALS FILED BY THE COMPANY WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and shareholders will be able to obtain free copies of the Proxy Statement and other relevant materials filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or by contacting the Company’s proxy solicitation firm D. F. King & Co., Inc. at 1-800-714-3312 or OTEL@DFKing.com. In addition, investors and shareholders will be able to obtain free copies of the documents filed with the SEC on the Company’s website at www.otelco.com.

The Company and its directors, executive officers and other members of its management may be deemed to be soliciting proxies from the Company’s shareholders in favor of the Merger. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests in the Merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s shareholders in connection with the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC. Information about the Company’s directors and executive officers may be found in the Company’s definitive proxy statement filed with the SEC on April 15, 2020. These documents will be available free of charge once available at the SEC’s website at www.sec.gov or by directing a request to the Company as provided above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Otelco Inc. (Registrant)

Date: July 27, 2020	By:	/s/ Curtis L. Garner, Jr.
	Name:	Curtis L. Garner, Jr.
	Title:	Chief Financial Officer